Exhibit 99.2

Third Quarter 2010 Earnings Supplemental Information

2 Forward Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; uncertainties related to the updated international tax planning strategy; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, longer than expected sales cycles, customer delays in migration, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control, including fluctuations in foreign exchange rates and the continuing impact of the current economic conditions; the Company’s ability to identify, execute or effectively integrate acquisitions, including the acquisition of the Communications Services Group from VeriSign, Inc.; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to adapt to changing technology; the Company’s ability to refinance its senior secured credit facility and its ability to borrow funds in amounts sufficient to enable it to service its debt or meet its working capital and capital expenditure requirements; additional costs related to compliance with any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K filed with the SEC on March 16th, 2010 and in the Company’s quarterly report on Form 10-Q filed with the SEC on May 10, 2010 and August 9,2010. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 1, 2010.

3 TNS Divisions Q3 10 Revenue $131.2 m Q3 10 EBITDA (1) $ 34.8 m Q3 10 Adj. Earnings $ 12.2 m (1) Before stock compensation expense Payments Division Delivery of various card-present and card-not-present transactions 12.6% Financial Services Division Private financial data networks Telecommunication Services Division Call signaling, database access and roaming and clearing services 49.3% (of Q3 2010 revenues) 38.1%

Q3:10 Financial Overview

($ in millions except per share amounts)

One Connection - A World of Opportunities

	Q3 10	Q3 09	% Chg
Payments Division	50.0	51.3	(2.4)%
Financial Services Division	16.5	16.4	0.9%
Telecommunication Services Division	64.7	72.4	(10.7)%
Total Revenue	$131.2	$140.1	(6.3)%
Gross Profit	$65.5	$75.2	(12.8)%
Gross Margin	*50.0%*	*53.7%*	*(370)BP*
EBITDA Before Stock Comp Expense(1)(2)(3)	$34.8	$36.8	(5.4)%
Adjusted Earnings(1)(4)(5)	$12.2	$15.5	(21.3)%
Adjusted Earnings per Share—Diluted(1)(4)(5)	$0.46	$0.59	(22.9)%

1) *Non-GAAP measure. Please see third quarter 2010 press release for reconciliation to comparable GAAP measures.*

2) *Included in third quarter 2010 results is a $0.3 million pre-tax charge associated with severance and $0.7 million of pre-tax acquisition costs in accordance with FASB ASC 805 "Business Combinations." Excluding these charges, third quarter 2010 EBITDA before stock compensation expense would have been $35.8 million.*

3) *Included in third quarter 2009 results is a $1.7 million pre-tax charge related to severance. Excluding this charge, third quarter 2009 EBITDA before stock compensation expense would have been $38.6 million.*

4) *Included in third quarter 2010 results is a pre-tax charge of $1.1 million of accelerated depreciation associated with the CSG integration, $0.7 million of pre-tax acquisition costs in accordance with FASB ASC 805 "Business Combinations", and a pre-tax charge associated with severance of $0.3 million. Excluding these charges, third quarter 2010 adjusted earnings would have been $13.9 million, or $0.52 per share.*

5) *Included in third quarter 2009 results is a $1.7 million pre-tax charge related to severance. Excluding this charge, third quarter 2009 adjusted earnings would have been $16.9 million or $0.65 per share.*

4

TNS

Transaction Network Services

5 Balance Sheet Highlights Amounts in millions Cash and Cash Equivalents $40.5 $32.5 Total Current Assets $163.2 $162.9 Current Ratio 1.60x 1.39x Net Property and Equipment $128.1 $125.6 Total Assets $580.0 $601.4 Current and Long-Term Debt, net (1) $340.6 $369.7 Stockholders’ Equity $135.3 $121.3 Total Debt/Capitalization 71.8% 75.4% Total Liabilities and Equity $580.0 $601.4 Common Shares Outstanding 26.7 25.2 Actual 9/30/10 12/31/09 Current and long-term debt shown is net of the unamortized portion of the Original Issue Discount of $3.8 million and $4.7 million as of September 30, 2010 and December 31, 2009, respectively. Gross debt outstanding at September 30, 2010 and December 31, 2009 is $344.4 million and $374.4 million, respectively.

2010 Outlook

Amounts in millions except per share amounts

	2010	2009	% Chg
Total Revenue	$526 - $529	$475	10% - 11%
Adjusted Earnings(1)(2)(3)(4)(5)	$61.8 - $63.4	$57.1	8% - 11%
Adjusted EPS – Diluted (1)(2)(3)(4)(5)	$2.33 - $2.38	$2.21	5% - 7%
Diluted Shares Outstanding	26.6	25.9	2.7%
	Q4:10	**Q4:09**	**% Chg**
Total Revenue	$134 - $137	$137.5	(3)% - (1)%
Adjusted Earnings(1)(4)	$14.2 - $15.8	$18.4	(23)% - (14)%
Adjusted EPS – Diluted (1)(4)	$0.55 - $0.61	$0.69	(20)% - (12)%
Diluted Shares Outstanding	25.9	26.6	(2.6)%

1) *Non-GAAP measure. Please see second quarter 2010 press release for reconciliation to comparable GAAP measures.*
2) *Excluded from expenses in 2010 and 2009 is $1.3 million, or $0.04 per share, and $1.7 million, or $0.06 per share, in pre-tax charges related to severance, respectively.*
3) *Excluded from expenses in 2010 is a $4.3 million pre -tax charge, or $0.13 per share, of accelerated depreciation related to the CSG integration.*
4) *Excluded from expenses in 2010 is a $0.7 million pre-tax charge, or $0.02 per share, related to Cequint acquisition costs expensed in accordance with the provisions of FASB ASC 805, Business Combinations*
5) *Excluded from expenses in 2009 is a $1.6 million pre-tax charge, or $0.04 per share, related to CSG acquisition costs expensed in accordance with the provisions of FASB ASC 805, Business Combinations*

6

TNS Transaction Network Services

One Connection - A World of Opportunities